UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  April 1, 2011

INTEGRATED FREIGHT CORPORATION
 (Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-907-8372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1,2011, we acquired all of the issued and outstanding stock of Cross Creek Tucking, Inc., an Oregon corporation, as a wholly owned subsidiary.  Cross Creek Trucking is engaged in the refrigerated and dry van motor freight business and operates fleet of 115 late model power units, 150 refrigerated trailers and 30 dry trailers.  Its headquarters office (which it leases from Michael S. DeSimone) is located in Medford, Oregon and it serves Oregon, Washington, California, Utah, Nevada, Idaho and Nebraska.  Cross Creek Trucking had 2010 revenues of approximately $28 million (unaudited).  We purchased Cross Creek Trucking from Mr. DeSimone, with whom we (including our directors, officers and affiliates) have had no relationship prior to negotiation of this transaction.  We have issued 2.5 million shares of our common stock, issued a promissory note in the principal amount of $4 million, and issued common stock purchase warrants for an aggregate of 2.5 million shares to Mr. DeSimone.  Our promissory note payable to Mr. DeSimone is secured by a pledge of the Cross Creek Trucking Stock which we own.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As of April 1, 2011, in our purchase of Cross Creek Trucking, we issued to Mr. DeSimone 2.5 million shares of our common stock.  We negotiated the transaction directly with the Mr. DeSimone.  No underwriters were involved in the transaction, and accordingly there were no underwriting discounts or commissions.  A business broker will receive compensation as a result of the sale of Mr. DeSimone’s business.  The purchaser of our common stock is the person from whom we purchased Cross Creek Trucking.

As of April 1, 2011, in connection with our purchase of Cross Creek Trucking, we issued to the principals of Robins Consulting LLC 556,250 shares of our common stock.  Robins Consulting acted as Mr. DeSimone’s business broker in the sale of Cross Creek Trucking.  We also issued 1,056,320 shares of our common stock as collateral security for an promissory note in the principal amount of $422,500 which we issued in partial payment of fees due to Robins Consulting.

We are relying on Section 4(2) of the Securities Act of 1933 for an exemption from the registration requirements of that Act, in that the offer and sale of the shares and the warrants did not involve a public offering.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On April 5, 2011, we issued the press release attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements of Cross Creek Trucking will be filed by amendment to this current report on Form 8-K as soon as we receive the required audit report thereon.

(b) Pro forma financial information.

Pro forma financial information with respect to our acquisition of Cross Creek Trucking will be filed by amendment to this current report on Form 8-K as soon as we receive the required audit report on Cross Creek Trucking’s financial statements and we are thereby enabled to prepare the pro forma financial information.

(d) Exhibits.

10.1	Stock Purchase Agreement between and among Integrated Freight Corporation, Michael S.DeSimone and Cross Creek Trucking, Inc.

99.1	Press Release issued April 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED FREIGHT CORPORATION

/s/ Paul A. Henley
Paul A. Henley
Chief Executive Officer

April 6, 2011